Exhibit 10.6

RUBY DEVELOPMENT COMPANY
P.O. Box 1241
Grass Valley, CA  95945
530-478-0321
April 22, 2011

Perry Leopold, CEO
North Bay Resources Inc.
P.O. Box 162
Skippack, PA  19474
215-661-1100

Option and Purchase Agreements Amendment No. 2

Dear Perry,

As per our discussions, this writing will be Option and Purchase Agreements Amendment No. 2, (herein referred to as the “Amendment Agreement”).  The following amended terms and conditions are hereby incorporated in and made a part of the Option Agreement and Option Addendum, all dated September 1, 2010, as amended on January 26, 2011 (herein collectively referred to as the “Option ”), and of the Commercial Property Purchase Agreement dated September 1, 2010, (herein referred to as the “Purchase Agreement ”), and of the Purchase Agreement Addendum Two dated September 1, 2010 (herein referred to as “Purchase Addendum Two”), on property known as the Ruby Gold Mine Old Henness Pass.  North Bay Resources Inc. is referred to as “North Bay” and Ruby Development Company is referred to as “Ruby”.

1.  Paragaph c of Section 5 ADDITIONAL OPTION CONSIDERATION of the Option Addendum as Amended on January 26, 2011, is hereby deleted in its entirety and replaced with the following:

"c.  Optionee shall pay additional Option extension payments totaling ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($175,000.00) as follows:  TEN THOUSAND DOLLARS ($10,000.00) payable on March 1, 2011, THIRTY THOUSAND DOLLARS ($30,000.00) payable on April 1, 2011, FIFTY THOUSAND DOLLARS ($50,000.00) payable on May 1, 2011, and EIGHTY-FIVE THOUSAND DOLLARS ($85,000.00) payable on June 1, 2011;"

2.  All of Paragraph 6 EXERCISE OF OPTION of the Option Addendum, beginning with the wording "Unless extended to 5:00 pm on June 30, 2011, as provided in Paragraph 5f above . . .", and continuing until the end of Paragraph 6d, is hereby deleted in its entirety and replaced with the following:

"Upon Optionee's payment of the additional Option extension payment of EIGHTY-FIVE THOUSAND DOLLARS ($85,000.00) payable on June 1, 2011, Optionee shall be deemed to have exercised this Option and shall promptly open escrow at the title and escrow company to be designated by Optionor and deliver the following into said escrow:

"a.  The attached Commercial Property Purchase Agreement and Joint Escrow Instructions and all attachments thereto fully and properly executed;

"b.  The attached Contingency Removal form fully and properly executed.  Upon exercising the Option, Optionee shall be conclusively deemed to have completed all investigations and reviews and removed all contingencies."

3.  Paragraph 3 FINANCE TERMS of the Purchase Agreement is hereby changed as follows:

a.  In Paragraph 3A INITIAL DEPOSIT, the amount of the initial deposit is hereby reduced to zero ($0.00).  The parties hereto agree that North Bay's payment to Ruby of EIGHTY-FIVE THOUSAND DOLLARS ($85,000.00) due and payable on June 1, 2011, shall satisfy the requirement for a deposit to open escrow.

b.  In Paragraph 3E BALANCE OF PURCHASE PRICE OR DOWN PAYMENT, the amount TWO MILLION THREE HUNDRED THIRTY THOUSAND DOLLARS ($2,330,000.00) is hereby replaced with the amount TWO MILLION FOUR HUNDRED FIFTEEN THOUSAND DOLLARS ($2,415,000.00).

4. Paragraph 3 FINANCE TERMS of the Purchase Addendum Two is hereby changed as follows:

a.  Paragraph 3a, which begins with the wording "The initial deposit in the amount of EIGHTY-FIVE THOUSAND DOLLARS ($85,000.00) provided in Paragraph 3A of the Purchase Agreement . . ." is hereby deleted in its entirety.

b.  Paragraph 3e(1) is hereby modified to read as follows:  "Monthly payments of not less than THIRTY-FIVE THOUSAND DOLLARS ($35,000.00) principal and interest per month, which shall increase to monthly payments of not less than EIGHTY-FIVE THOUSAND DOLLARS ($85,000.00) principal and interest per month beginning with the monthly payment due on January 1, 2012, and continuing thereafter;"

5.  In consideration of Ruby entering into this Amendment Agreement, North Bay shall issue warrants granting Ruby the right to purchase an additional TWO MILLION (2,000,000) common shares of North Bay Resources at the price of TEN CENTS ($0.10) per share.  Said warrants to be good until May 1, 2016; however, Ruby shall not exercise any of said warrants until the earlier of May 1, 2012, or North Bay's receipt of the first EB-5 funds.  No credit shall be applied to the Purchase Price for the issuance of said warrants.  North Bay shall prepare and deliver a warrant certificate to Ruby within THIRTY (30) days of the execution of this agreement.

6.  The parties hereto agree that, as of the date of this Amendment Agreement, North Bay has paid option payments totaling THREE HUNDRED FORTY THOUSAND DOLLARS ($340,000.00), in cash and stock, which are deductible from the purchase price.

The foregoing terms and conditions are hereby agreed to and the undersigned acknowledge receipt of a copy of this document.

Date:  April 22, 2011                                                                                        Date:  April 22, 2011

NORTH BAY RESOURCES INC.                                                                   RUBY DEVELOPMENT COMPANY

By:   /s/ Perry Leopold_____________                                                      By: /s/ W.R. Frederking____________
         Perry Leopold, CEO                                                                                       W. R. “Rick” Frederking, Partner